Exhibit 99.1

Delco Remy International, Inc. Reclassified 2002 and 2001 Unaudited, Condensed

Consolidated Financial Statements

Delco Remy International, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Unaudited

(dollars in thousands)

	December 31,
	2002	2001
Assets
Current assets:
Cash and cash equivalents	$12,426	$22,584
Trade accounts receivable, net	142,972	149,725
Other receivables	11,594	8,767
Inventories	281,024	276,098
Deferred income taxes	14,423	21,175
Assets of discontinued operations	40,493	92,856
Other current assets	15,317	12,794

Total current assets	518,249	583,999
Property and equipment	290,035	273,682
Less accumulated depreciation	(132,995)	(111,453)

Property and equipment, net	157,040	162,229
Deferred financing costs, net	17,268	12,640
Goodwill, net	118,962	157,682
Investments in joint ventures	11,891	11,144
Deferred income taxes	13,013	10,476
Other assets	16,396	9,061

Total assets	$852,819	$947,231

Liabilities and stockholders’ deficit:
Current liabilities:
Accounts payable	$138,515	$126,603
Accrued interest	9,743	10,100
Accrued restructuring charges	5,161	16,370
Liabilities of discontinued operations	17,244	14,082
Other liabilities and accrued expenses	65,482	55,338
Current debt	30,190	6,771

Total current liabilities	266,335	229,264
Long-term debt	596,382	593,178
Post-retirement benefits other than pensions	23,553	25,812
Accrued pension benefits	14,427	10,216
Accrued restructuring charges	4,651	9,499
Other non-current liabilities	12,285	6,655
Commitments and contingencies
Minority interest in subsidiaries	17,850	30,107
Redeemable preferred stock	274,074	244,699
Stockholders’ deficit:
Common stock	3	3
Retained deficit	(340,673)	(178,762)
Accumulated other comprehensive loss	(16,068)	(23,440)

Total stockholders’ deficit	(356,738)	(202,199)

Total liabilities and stockholders’ deficit	$852,819	$947,231

Delco Remy International, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

Unaudited

(dollars in thousands)

	Three Month Period Ended				Year Ended December 31,
	3/31/02	6/30/02	9/30/02	12/31/02	2002	2001
Net sales	$248,738	$269,960	$257,799	$250,448	$1,026,945	$967,876
Cost of goods sold	205,612	223,904	213,782	215,472	858,770	790,632
Special charges—cost of goods sold	—	—	—	—	—	13,945

Gross profit	43,126	46,056	44,017	34,976	168,175	163,299
Selling, general and administrative expenses	22,969	24,423	24,874	25,385	97,651	98,413
Special charges—selling, general and administrative expenses	—	—	—	—	—	16,081
Restructuring (credits) charges	(4,375)	—	—	—	(4,375)	30,098

Operating income	24,532	21,633	19,143	9,591	74,899	18,707
Interest expense, net	(13,876)	(15,480)	(12,889)	(14,171)	(56,416)	(50,800)
Non-recurring merger and tender offer expenses	—	—	—	—	—	(4,194)

Income (loss) from continuing operations before income taxes, minority interest, loss from unconsolidated joint ventures and cumulative effect of change in accounting principle	10,656	6,153	6,254	(4,580)	18,483	(36,287)
Income tax expense (benefit)	3,430	2,415	2,190	467	8,502	(6,737)
Minority interest	(1,803)	(1,732)	(1,286)	576	(4,245)	(9,254)
Loss from unconsolidated joint ventures	(1,200)	(270)	(1,230)	(1,130)	(3,830)	(2,925)

Net income (loss) from continuing operations before cumulative effect of change in accounting principle	4,223	1,736	1,548	(5,601)	1,906	(41,729)
Discontinued operations:
Loss from discontinued operations, net of tax	(3,322)	(6,387)	(12,556)	(9,753)	(32,018)	(30,918)

Loss on disposal of business, net of tax	—	(22,933)	(3,539)	(1,776)	(28,248)	—

Total loss from discontinued operations, net of tax	(3,322)	(29,320)	(16,095)	(11,529)	(60,266)	(30,918)
Cumulative effect of change in accounting principle, net	(74,176)	—	—	—	(74,176)	—

Net loss	(73,275)	(27,584)	(14,547)	(17,130)	(132,536)	(72,647)
Preferred dividends	6,759	7,623	7,427	7,566	29,375	20,971

Net loss attributable to common stockholders	$(80,034)	$(35,207)	$(21,974)	$(24,696)	$(161,911)	$(93,618)

EBITDA:
Income (loss) before tax	$10,656	$6,153	$6,254	$(4,580)	$18,483	$(36,287)
Interest expense, net	13,876	15,480	12,889	14,171	56,416	50,800
Depreciation and amortization	6,387	6,710	6,767	7,422	27,286	30,375
Restructuring (credits) charges	(4,375)	—	—	—	(4,375)	30,098
Special charges	—	—	—	—	—	30,026

EBITDA	$26,544	$28,343	$25,910	$17,013	$97,810	$105,012

EBITDA is not a measure of performance under accounting principles generally accepted in the United States (GAAP). The Company believes EBITDA is a meaningful measure of performance that is commonly utilized in the industry to analyze operating performance, liquidity and entity valuation. EBITDA should not be construed as income from operations, net income or net cash flow from operating activities as determined by GAAP.

Delco Remy International, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Unaudited

(dollars in thousands)

	Three Month Period Ended 3/31/02	Six Month Period Ended 6/30/02	Nine Month Period Ended 9/30/02	Year Ended December 31,
				2002	2001
Operating activities:
Net loss	$(73,275)	$(100,859)	$(115,406)	$(132,536)	$(72,647)
Adjustments to reconcile net loss to net cash provided by operating activities:
Cumulative effect of change in accounting principle	74,176	74,176	74,176	74,176	—
Loss from discontinued operations	3,322	9,709	22,265	32,018	30,918
Loss on disposal of discontinued operations	—	22,933	26,472	28,248	—
Depreciation	6,365	13,025	19,462	26,029	24,371
Amortization	22	72	402	1,257	6,004
Minority interest	1,803	3,535	4,821	4,245	9,254
Loss from unconsolidated joint ventures	1,200	1,470	2,700	3,830	2,925
Deferred income taxes	2,030	(1,682)	2,238	4,788	(26,700)
Post-retirement benefits other than pensions	(3,803)	(3,143)	(2,259)	(2,259)	3,018
Accrued pension benefits	780	83	(944)	4,211	5,792
Non-cash interest expense	588	1,566	2,663	4,093	1,802
Changes in operating assets and liabilities, net of acquisitions and non-cash special charges:
Accounts receivable	(15,276)	(28,996)	(23,389)	6,753	(15,615)
Inventories	(2,582)	(4,195)	(5,225)	(4,440)	(5,583)
Accounts payable	11,751	29,170	5,216	11,912	(8,888)
Other current assets and liabilities	6,448	3,806	14,533	4,184	730
Restructuring (credits) charges	(4,375)	(4,375)	(4,375)	(4,375)	30,098
Cash payments for restructuring charges	(6,868)	(9,312)	(13,806)	(15,815)	(6,227)
Non-cash special charges	—	—	—	—	30,026
Other non-current assets and liabilities, net	(670)	(1,233)	(159)	(1,063)	5,246

Net cash provided by operating activities of continuing operations	1,636	5,750	9,385	45,256	14,524

Investing activities:
Acquisitions, net of cash acquired	(7,324)	(7,399)	(13,918)	(17,258)	(28,888)
Purchases of property and equipment	(3,497)	(9,147)	(13,474)	(19,176)	(18,538)
Investments in joint ventures	(2,000)	(3,000)	(3,000)	(3,000)	(8,662)

Net cash used in investing activities of continuing operations	(12,821)	(19,546)	(30,392)	(39,434)	(56,088)

Financing activities:
Proceeds from issuance of long-term debt	—	144,769	144,769	144,769	157,291
Retirement of long-term debt	—	(144,769)	(144,769)	(144,769)	(17,790)
Net borrowings (repayments) under revolving line of credit and other	5,441	37,453	37,889	15,329	(63,728)
Deferred financing costs	(1,408)	(6,803)	(8,011)	(7,816)	(5,561)
Merger and tender offer costs	—	—	—	—	(5,318)
Distributions to minority interests	—	(1,800)	(1,800)	(1,800)	(762)

Net cash provided by financing activities of continuing operations	4,033	28,850	28,078	5,713	64,132

Effect of exchange rate changes on cash	(60)	1,925	1,282	1,976	(643)

Cash flows of discontinued operations	(4,360)	(6,703)	(20,382)	(23,669)	(20,804)

Net (decrease) increase in cash and cash equivalents	(11,572)	10,276	(12,029)	(10,158)	1,121
Cash and cash equivalents at beginning of period	22,584	22,584	22,584	22,584	21,463

Cash and cash equivalents at end of period	$11,012	$32,860	$10,555	$12,426	$22,584